Exhibit (a)(1)(C)

LETTER OF TRANSMITTAL

TO EXCHANGE OUTSTANDING ASSUMED WARRANTS

TO PURCHASE CLASS A COMMON STOCK OF

FOXO TECHNOLOGIES INC. AND

ELECTION TO CONSENT

PURSUANT TO OFFER AND CONSENT SOLICITATION DATED APRIL 27, 2023

THE OFFER AND CONSENT SOLICITATION AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,

EASTERN TIME, ON MAY 26, 2023, UNLESS THE OFFER PERIOD IS EXTENDED.

To:	FOXO Technologies Inc.

c/o Joseph Gunnar & Co., LLC

1000 RXR Plaza, Uniondale, NY 11556

Attn: Vincent Miscioscia

Email: VMiscioscia@jgunnar.com

This Letter of Transmittal and Consent is provided in connection with the Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc. (the “Company,” “our” or “us”), dated April 27, 2023 (the “Offer and Consent Solicitation”). Capitalized terms not otherwise defined in this Letter of Transmittal and Consent shall have the meanings ascribed to them in the Offer and Consent Solicitation. The undersigned hereby:

1.	☐ Does/☐ Does not (check one) elect to participate in the Offer and Consent Solicitation and exchange ______ of the undersigned’s Assumed Warrants for shares of Class A Common Stock. If the undersigned elects to participate and exchange any of the undersigned’s Assumed Warrants, the undersigned shall be deemed to have (i) tendered such Assumed Warrants in the Offer and authorized, approved and consented to the Company’s cancelation of the book entry for such Assumed Warrants in exchange for the Exchange Consideration in the Offer and (ii) authorized, approved, consented to and executed (A) the Amendment and Restatement in the form attached hereto as Exhibit A-1, which amends and restates the Original Securities Purchase Agreement in its entirety as set forth therein and the anti-dilution adjustment provisions in the Securities, and (B) the General Release Agreement in the form attached hereto as Exhibit A-5.

2.

Requests that a book entry statement for such Class A Common Stock shares be delivered in the name of:

__________________________________________________

__________________________________________________

__________________________________________________

(Please print name, address and social security or federal employer identification number (if not a natural person))

3.

Requests that, provided the undersigned has not elected in Question 1 above to exchange all of the Assumed Warrants held by the undersigned, a new Assumed Warrant evidencing the Assumed Warrants not so exchanged be issued in the name of and delivered to:

__________________________________________________

__________________________________________________

__________________________________________________

(Please print name, address and social security or federal employer identification number (if not a natural person))

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1. To accept the Offer and Consent Solicitation the undersigned must comply with the “Instructions for Delivery” attached as Exhibit A-2 hereto.

2. If the undersigned elects to participate in the Offer and Consent Solicitation and the conditions to the Offer and Consent Solicitation are satisfied prior to May 26, 2023 (as may be extended in the Company’s sole discretion, or as required by applicable law, the “Expiration Date”), then (a) effective as of the Expiration Date, the terms of the Original Securities Purchase Agreement shall be amended and restated pursuant to the Amendment and Restatement as set forth in Exhibit A-1 attached hereto without any further action or signature required by the undersigned or the Company, and (b) the undersigned will exchange the undersigned’s Assumed Warrants specified in the undersigned’s response to Question 1 as set forth in the Offer and Consent Solicitation.

3. If the undersigned elects not to participate in the Offer and Consent Solicitation or elects to participate in the Offer and Consent Solicitation with respect to less than all of the undersigned’s Assumed Warrants, then, except to the extent that the terms of the Original Securities Purchase Agreement and the Securities, including the Assumed Warrants, are amended and restated pursuant to the Amendment and Restatement as set forth in Exhibit A-1 attached hereto (with the consent of the holders of Assumed Warrants that purchased at least 50.01% in interest of the Original Debentures based on the initial subscription amounts thereof), the undersigned’s Assumed Warrants that are not tendered in the Offer and Consent Solicitation will remain unmodified and will expire in accordance with their terms.

4. By exchanging the Assumed Warrants and consenting to the Amendment and Restatement pursuant to the procedure described in the Offer and Consent Solicitation and in the instructions to this Letter of Transmittal and Consent, the undersigned accepts the terms and conditions of the Offer and Consent Solicitation.

5. The Company has advised the undersigned to consult with the undersigned’s own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer and Consent Solicitation.

6. The undersigned has accurately completed and executed the Accredited Investor Questionnaire attached hereto as Exhibit A-3. The undersigned agrees to notify the Company immediately of any changes in any information provided in the Accredited Investor Questionnaire occurring prior to the issuance of shares of Class A Common Stock to the undersigned in the Offer and Consent Solicitation.

7. The undersigned understands that the Company will not accept any Letter of Transmittal and Consent from or on behalf of Assumed Warrant holders in any state where the Company is prohibited from making the Offer and Consent Solicitation by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

8. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer and Consent Solicitation, this Letter of Transmittal and Consent is irrevocable after the Expiration Date.

9. Upon request, the undersigned will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Assumed Warrants and the consent to the Amendment and Restatement pursuant to the Offer and Consent Solicitation.

10. The undersigned understands that pursuant to the terms and subject to the conditions of the Offer and Consent Solicitation the Company has agreed to file the Registration Statement to register under the Securities Act the resale of the shares of Class A Common Stock that are issuable to the undersigned upon exchange of the Assumed Warrants in the Offer and Consent Solicitation, provided that the undersigned has accurately completed and executed the Selling Securityholder Notice and Questionnaire attached hereto as Exhibit A-4.

11. The undersigned has been made aware of the lawsuit entitled Smithline Family Trust II v. FOXO Technologies, Inc. et al. (Case No. 1:22-cv 10858-VEC), which is now pending in the U.S. District Court for the Southern District of New York, relating to the Original Securities Purchase Agreement and the Securities, and has had the opportunity to review the Complaint, as amended, filed in that lawsuit. A copy of the Complaint can be requested from the U.S. District Court for the Southern District of New York at https://www.nysd.uscourts.gov/programs/records/request.

12. The undersigned hereby ratifies, affirms, adopts and approves that certain Revised Contingent Amendment Agreement, effective as of February 22, 2022, by and between Legacy FOXO and the Securityholders thereto, a copy of which is attached hereto as Exhibit A-6, which agreement amended certain terms of the Original Securities Purchase Agreement and the Original Securities, as set forth therein.

13. To accept the Offer and Consent Solicitation the undersigned must agree to the terms and conditions of the General Release Agreement attached hereto as Exhibit A-5. By electing to participate in the Offer and Consent Solicitation, the undersigned is deemed to have authorized, approved, consented to and executed the General Release Agreement attached hereto as Exhibit A-5.

The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Assumed Warrants are accepted for exchange by the Company, the Assumed Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Assumed Warrants will not be subject to any adverse claims; provided, however, that the undersigned acknowledges that the Assumed Warrants and the shares of Class A Common Stock issuable upon exchange of the Assumed Warrants in the Offer and Consent Solicitation are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirements under federal and applicable state securities laws. The undersigned’s signature below shall also constitute the signature page to the Amendment and Restatement and the General Release Agreement.

If the undersigned checks the “does” box in Question 1 above electing to participate in the Offer and Consent Solicitation and to exchange any or all of the undersigned’s Assumed Warrants, and returns this signature page, the undersigned shall be deemed to have authorized, approved, consented to and executed each of the Amendment and Restatement attached hereto as Exhibit A-1 and the General Release Agreement attached hereto as Exhibit A-5 and agrees to exchange its Assumed Warrants described in Question 1 for shares of Class A Common Stock, on the terms and subject to the conditions of the Offer and Consent Solicitation.

The undersigned must complete and sign the following exactly as his, her or its name appears on the undersigned’s Assumed Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Letter of Transmittal and Consent proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if holder is not a natural person)

Address:

Telephone:
Fax:
Tax ID/SSN:

Exhibit A-1

AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Amendment and Restatement”) is made effective as of the Expiration Date (as defined in the Offer and Consent Solicitation (as defined below)) (the “Effective Date”) and has been consented to by FOXO Technologies Inc., a Delaware corporation (the “Company”), and the Requisite Holders (as defined below). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in that certain Securities Purchase Agreement, dated January 25, 2021 (as amended from time to time prior to the date hereof, the “Original Securities Purchase Agreement”), which governs all of the Securities (as defined below) prior to the Effective Date.

RECITALS

WHEREAS, subject to the terms and conditions set forth in the Original Securities Purchase Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, FOXO Technologies Operating Company (“Legacy FOXO”) issued to accredited investors (the “Securityholders”) 12.5% Original Issue Discount Convertible Debentures (as amended, the “Original Debentures”) and warrants to purchase shares of Legacy FOXO’s Class A common stock (as amended, the “Original Warrants” and together with the Original Debentures, the “Original Securities”);

WHEREAS, the Original Securities Purchase Agreement and the Original Warrants were assumed by the Company in connection with a business combination between the Company’s predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO, consummated on September 15, 2022 (the “Business Combination” and such warrants, as assumed, the “Assumed Warrants” and together with the Original Securities, the “Securities”), and the Original Debentures were mandatorily converted into shares of Class A common stock of Legacy FOXO and then exchanged into shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), upon consummation of the Business Combination;

WHEREAS, in connection with the Company’s tender offer with respect to the exchange of the Assumed Warrants for shares of Class A Common Stock, as set forth in that certain Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer and Consent Solicitation”), a copy of which has been delivered to each Holder, the Company will exchange each tendered Assumed Warrant for shares of Class A Common Stock, on the terms and subject to the conditions set forth in the Offer and Consent Solicitation, which is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, concurrently with the Offer and Consent Solicitation, the Company is also soliciting, in exchange for shares of Class A Common Stock (the “PIK Note Offer to Amend”), the approval of certain amendments to that certain Senior Promissory Note Purchase Agreement, dated September 20, 2022, between the Company and the purchasers party thereto (the “PIK Note Amendment”), pursuant to which the Company has issued 15% Senior Promissory Notes to accredited investors (the “PIK Notes”);

WHEREAS, the Company also plans to offer shares of Class A Common Stock or Common Stock Equivalents in exchange for a general release by the former holders of the 10% Original Issue Discount Convertible Debentures issued in 2022 by Legacy FOXO (the “2022 Debentures”), which 2022 Debentures were exchanged by the Company for Class A Common Stock in connection with the Business Combination, subject to stockholder approval and other conditions to be determined by the Company, at a future date to be determined by the Company;

WHEREAS, the Company may conduct in a private placement an equity, equity-linked or debt financing resulting in gross proceeds to the Company no greater than $5 million (the “Private Placement”) and/or a registered offering of the Company’s equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $20 million if the. PIK Note Amendment has been approved, and pursuant to such Private Placement each investor who participates in the Private Placement who was a holder of Assumed Warrants or a holder of PIK Notes as of the commencement of the Offer and Consent Solicitation and the PIK Note Offer to Amend, as applicable, and each former holder of 2022 Debentures, may receive additional shares of Class A Common Stock or Common Stock Equivalents as further consideration for participating in the Private Placement, in addition to the equity purchase price and other terms of such Private Placement offered to all investors; and

WHEREAS, in connection with the foregoing transactions, the Company and the Requisite Holders (as defined below) desire to amend the Original Securities Purchase Agreement as set forth herein and to restate the Original Securities Purchase Agreement in its entirety to read as set forth in the Original Securities Purchase Agreement with the amendments set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.	Amendments to Original Securities Purchase Agreement. Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the definition of “Exempt Issuance” in Section 1.1 of the Original Securities Purchase Agreement is hereby amended by deleting the word “and” immediately prior to clause (f) thereof and adding the following new clauses (g), (h), (i), (j) and (k) at the end thereof:

“(g) shares of Common Stock in connection with the exchange offer by the Company (the “Exchange Offer”) to exchange for Common Stock all of the warrants exchanged for those warrants issued pursuant to this Agreement in a private placement with an exercise price of $6.21 per share of Common Stock, subject to adjustment (the “Assumed Warrants”), (h) shares of Common Stock in connection with the approval of certain amendments to the terms of the Company’s outstanding 15% Senior Promissory Notes (the “PIK Notes”) pursuant to an offer by the Company (the “PIK Note Offer to Amend”) conducted concurrently with the Exchange Offer (the “PIK Note Amendment”), (i) shares of Common Stock or Common Stock Equivalents in connection with the general release by the former holders of the 10% Original Issue Discount Convertible Debentures issued in 2022 by FOXO Technologies Operating Company (the “2022 Debentures”), which 2022 Debentures were exchanged by the Company for Common Stock in connection with a business combination between FOXO Technologies Operating Company and the Company’s predecessor, Delwinds Insurance Acquisition Corp., (j) if the Company conducts (x) a private placement of equity, equity-linked or debt financing resulting in gross proceeds to the Company no greater than $5 million (the “Private Placement”) and/or (y) a registered offering of the Company’s equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $20 million (“Public Financing”), because the PIK Note Amendment has been approved, (A) shares of Common Stock or Common Stock Equivalents issued or issuable in such Private Placement and/or Public Financing and (B) shares of Common Stock or Common Stock Equivalents that may be offered by the Company to each investor who participates in the Private Placement who was a holder of Assumed Warrants or PIK Notes as of the commencement of the Exchange Offer or the PIK Note Offer to Amend, as applicable, and each former holder of 10% Original Issue Discount Convertible Debentures issued in 2022 by FOXO Technologies Operating Company, as further consideration for participating in the Private Placement, in addition to the equity purchase price and other terms of such Private Placement offered to all investors, and (k) shares of Common Stock or Common Stock Equivalents issued or deemed to be issued by FOXO Technologies Operating Company or the Company on or after January 25, 2021 and before the Expiration Date (as defined in that certain Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023).”

2.	Conditions to Effectiveness. This Amendment and Restatement shall become effective as of the Effective Date contemporaneously for the entirety of the Securityholders pursuant to Section 5.5 of the Original Securities Purchase Agreement, only if the holders of Assumed Warrants that purchased at least 50.01% in interest of the Original Debentures (based on the initial Subscription amounts thereof) (the “Requisite Holders”) have consented to this Amendment and Restatement by executing and delivering, on or prior to the Expiration Date, a Letter of Transmittal and Consent, together with any other required documents in accordance with the terms of the Offer and Consent Solicitation, electing thereby to participate in the Offer and Consent Solicitation.

3.	Approval of Amendment and Restatement; No Execution Required. By a Securityholder’s execution and delivery of a Letter of Transmittal and Consent, together with any other required documents in accordance with the terms of the Offer and Consent Solicitation, electing thereby to participate in the Offer and Consent Solicitation, such Securityholder shall be deemed to have authorized, approved, consented to and executed this Amendment and Restatement.

4.	Effect of Amendment and Restatement. As of the Effective Date, this Amendment and Restatement amends, restates, supersedes and replaces in its entirety any prior agreement or understanding between the parties relating to the subject matter hereof, including the Original Securities Purchase Agreement, according to the terms and provisions set forth herein.

5.	References to and Effect on the Original Securities Purchase Agreement.

a.	On and after the effectiveness of this Amendment and Restatement, each reference in the Original Securities Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Original Securities Purchase Agreement, and each reference in the applicable Transaction Documents to “the Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Original Securities Purchase Agreement, shall mean and be a reference to this Amendment and Restatement.

b.	Without limiting any of the other provisions of the Original Securities Purchase Agreement, as amended and restated by this Amendment and Restatement, any references in the Original Securities Purchase Agreement to the phrases “on the date hereof”, “on the date of this Agreement” or words of similar import shall mean and be a reference to the date of the Original Securities Purchase Agreement (which is January 25, 2021).

Exhibit A-2

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer and Consent Solicitation will automatically expire if you do not properly elect to participate on or before the Expiration Date of May 26, 2023, as may be extended in the Company’s sole discretion, or as required by applicable law. The Company will not accept any alternative or contingent amendments. By execution of this Letter of Transmittal and Consent, you waive any right to receive any notice of the acceptance of the Assumed Warrants, except as provided in the Offer and Consent Solicitation. To affect your acceptance of the Offer and Consent Solicitation you must:

1.	Complete, sign and return this Letter of Transmittal and Consent.

2.	Complete, sign and return the Accredited Investor Questionnaire (attached hereto as Exhibit A-3).

3.	Complete, sign and return the Selling Securityholder Notice and Questionnaire (attached hereto as Exhibit A-4).

All documents must be executed by hand. PDF copies of documents so executed are acceptable if delivered via email.

The Letter of Transmittal and Consent, the Assumed Warrants, the Accredited Investor Questionnaire and the Selling Securityholder Notice and Questionnaire must be received at the address below on or before the Expiration Date of 5:00 pm (Eastern time) on May 26, 2023, as may be extended by the Company in its sole discretion, or as required by applicable law.

ADDRESS FOR DELIVERY OF EXCHANGE AND CONSENT DOCUMENTS (i.e., ITEMS 1-3 ABOVE):	FOXO Technologies Inc. c/o Joseph Gunnar & Co., LLC 1000 RXR Plaza, Uniondale, NY 11556 Attn: Vincent Miscioscia Email: VMiscioscia@jgunnar.com

Delivery to an address other than as set forth above will not constitute a valid delivery.

Exhibit A-3

ACCREDITED INVESTOR QUESTIONNAIRE

FOXO TECHNOLOGIES INC.

This Questionnaire is being distributed in connection with the proposed issuance of Class A Common Stock to you by FOXO Technologies Inc., a Delaware corporation (the “Company”).

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the Expiration Date.

For Entity Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

☐	The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

☐	The undersigned is a bank, an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state, any investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act, an insurance company, an investment company registered under the United States Investment Company Act of 1940, as amended, a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

☐	The undersigned is a corporation, limited liability company, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case with total assets in excess of $5,000,000.

☐	The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth[1], either individually or upon a joint basis with such individual’s spouse or spousal equivalent[2], as applicable, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Securities Act of 1933, as amended), or has had an individual income[3] in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse or spousal equivalent, as applicable, in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

☐	The undersigned is an entity, of a type not listed in any of the paragraphs above, which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

☐	The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in the above paragraph and whose prospective investment is directed by such family office pursuant to clause (iii) of the above paragraph.

☐	The undersigned cannot make any of the representations set forth above.

[1]	For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse or spousal equivalent and any personal property owned by you or your spouse or spousal equivalent (e.g. furniture, jewelry, other valuables, etc.). For the purposes of calculating joint net worth: joint net worth can be the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.

[2]	For purposes of this Questionnaire, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

[3]	For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

[Signature Page Follows]

In Witness Whereof, the undersigned has executed this Accredited Investor Questionnaire as of the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Email

Date Signed

ACCREDITED INVESTOR QUESTIONNAIRE

FOXO TECHNOLOGIES INC.

This Questionnaire is being distributed in connection with the proposed issuance of Class A Common Stock to you by FOXO Technologies Inc., a Delaware corporation (the “Company”).

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the Expiration Date.

For Individual Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income, net worth, status as a “family client” of a “family office,” and/or certain professional certifications or designations and certain related matters and has checked the applicable representation:

☐	The undersigned’s income[1] during each of the last two years exceeded $200,000 or, if the undersigned is married or has a spousal equivalent[2], the joint income of the undersigned and the undersigned’s spouse or spousal equivalent, as applicable, during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married or has a spousal equivalent, the joint income of undersigned and the undersigned’s spouse or spousal equivalent, as applicable, from all sources during this year will exceed $300,000.

☐	The undersigned’s net worth[3], including the net worth of the undersigned’s spouse or spousal equivalent, as applicable, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence).

☐	The undersigned is a holder in good standing of one or more of the following certifications or designations administered by the Financial Industry Regulatory Authority, Inc. (FINRA): the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82).

☐	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of a family office as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, and whose prospective investment is directed by such family office pursuant to clause (iii) of this sentence.

☐	The undersigned cannot make any of the representations set forth above.

[1]	For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

[2]	For purposes of this Questionnaire, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

[3]	For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse or spousal equivalent and any personal property owned by you or your spouse or spousal equivalent (e.g. furniture, jewelry, other valuables, etc.). For the purposes of calculating joint net worth: joint net worth can be the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.

[Signature Page Follows]

In Witness Whereof, the undersigned has executed this Accredited Investor Questionnaire as of the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Email

Date Signed

Exhibit A-4

FOXO Technologies Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of the Registrable Shares of FOXO Technologies Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Shares, in connection with the Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023, as amended or supplemented (the “Offer”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Offer. This questionnaire has been distributed to obtain information required to be disclosed in the Registration Statement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Shares hereby elects to include the Registrable Shares owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name:

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Shares are held:

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone: Fax:

Email:

Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐        No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Shares as compensation for investment banking services to the Company?

Yes ☐        No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐        No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Shares in the ordinary course of business, and at the time of the purchase of the Registrable Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Shares?

Yes ☐        No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)	Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Shares) beneficially owned[1] by the Selling Securityholder:

5.	Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

[1]	Beneficially Owned: A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.

[2]	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)

Title:

PLEASE E-MAIL A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE TO:

FOXO Technologies Inc.

c/o Joseph Gunnar & Co., LLC

1000 RXR Plaza, Uniondale, NY 11556

Attn: Vincent Miscioscia

Email: VMiscioscia@jgunnar.com

Exhibit A-5

GENERAL RELEASE AGREEMENT

This General Release Agreement (this “General Release Agreement”) is made and entered into effective as of the Expiration Date (as defined in the Offer and Consent Solicitation (as defined below)), between FOXO Technologies Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder,” and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Holder is a holder of the Company’s warrants to purchase one share of Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), per warrant at an exercise price of $6.21, subject to adjustment, that were originally issued pursuant to a certain Securities Purchase Agreement (as amended, the “Original Securities Purchase Agreement”) to accredited investors by FOXO Technologies Operating Company (“Legacy FOXO”) in a private placement of convertible debentures (as amended, the “Original Debentures”) and warrants (as amended, “Original Warrants” and together with the Original Debentures, the “Original Securities”) and assumed by the Company pursuant to the business combination of its predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO consummated on September 15, 2022 (the “Assumed Warrants”);

WHEREAS, in connection with the Company’s tender offer with respect to the exchange of the Assumed Warrants for shares of Class A Common Stock as set forth in that certain Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer and Consent Solicitation”), a copy of which has been delivered to the Holder, the Company intends to exchange each tendered Assumed Warrant for shares of Class A Common Stock, on the terms and subject to the conditions of the Offer and Consent Solicitation, which is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, pursuant to the terms set forth in the Offer and Consent Solicitation, in order for a holder of Assumed Warrants to tender Assumed Warrants in the Offer and Consent Solicitation, such holder must consent to this General Release Agreement;

WHEREAS, the Holder may or may not also be a holder of the Company’s 15% Senior Promissory Notes (the “PIK Notes”) issued pursuant to a certain Senior Promissory Note Purchase Agreement entered into by the Company and the Holder, if applicable, on September 20, 2022 (the “PIK Note Purchase Agreement”); and

WHEREAS, the Parties desire to execute and deliver this general release on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the premises set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this General Release Agreement have the respective meanings assigned to them in the Offer and Consent Solicitation.

2. General Release.

(a) In consideration of the covenants, agreements, and undertakings of the Company under the Offer and Consent Solicitation and this General Release Agreement, effective upon the Expiration Date, the Holder, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the Company and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, predecessors, employees, officers, directors, shareholders, managers, members, agents (including, without limitation, Joseph Gunnar & Co., LLC, as Placement Agent for the Company’s securities), representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Expiration Date, except for any Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this General Release Agreement and, if the Holder is a holder of any PIK Notes as of the Expiration Date, any Claims arising after the Expiration Date under the PIK Notes and the PIK Note Purchase Agreement; provided, however, that this General Release Agreement shall not relieve the Company from (i) its indemnification obligations under indemnification agreements with the Company’s current or former directors and officers, (ii) its obligations pursuant to employment agreements with the Company’s current or former employees or (iii) its repayment obligations pursuant to the PIK Note Purchase Agreement and the PIK Notes, which shall remain in full force and effect (the “Released Claims”). Notwithstanding anything else in this General Release Agreement to the contrary, by executing this General Release Agreement (by Holder’s execution and delivery of a Letter of Transmittal and Consent, together with any other required documents in accordance with the terms of the Offer and Consent Solicitation, electing thereby to participate in the Offer and Consent Solicitation, pursuant to Section 4(e) hereto) Holder shall not be deemed to have waived compliance with any provision of Securities Exchange Act of 1934 or of any rule or regulation thereunder, or of any rule of a self-regulatory organization.

(b) The Holder acknowledges and agrees that Holder may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of this General Release Agreement, and that such different or additional facts may give rise to claims currently unknown, unanticipated and unsuspected, and further acknowledges and agrees that this General Release Agreement shall remain in full force and effect, notwithstanding the existence of any different or additional facts. Furthermore, the Holder acknowledges and agrees that the release set forth above constitutes a waiver and release of any rights or benefits that the law may provide, and that this General Release Agreement is entered into knowingly and voluntarily, without duress or undue influence, in consideration for the promises, obligations and rights set forth in the Offer and Consent Solicitation and this General Release Agreement. The Holder fully understands that if any facts regarding the subject matter underlying this General Release Agreement are found hereafter to be other than, or different from, any fact now believed to be true, the Holder accepts and assumes the risk of such possible difference(s) in fact. Without conceding the applicability thereof, the Holder agrees that it is familiar with Section 1542 of the Civil Code of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Accordingly, the Holder waives and relinquishes every right or benefit bestowed or potentially bestowed by Section 1542 above or any similar statute, rule or regulation in any state or jurisdiction, with respect to this General Release Agreement.

(c) The Holder acknowledges and intends that this General Release Agreement shall be effective as a bar to each and every one of the Released Claims. The Holder expressly consents that this General Release Agreement shall be given full force and effect according to each and all of its terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated claims), if any, as well as those relating to any other Released Claims. The Holder acknowledges and agrees that this waiver is an essential and material term of this General Release Agreement and that without such waiver the Company would not have agreed to consummate the transactions contemplated by the Offer and Consent Solicitation. The Holder further agrees that in the event she, he or it, or any other Releasor, should assert any Released Claim seeking damages against any of the Releasees, this General Release Agreement shall serve as a complete defense to any such Claim. The Holder agrees that neither this General Release Agreement, nor the furnishing of the consideration for this General Release Agreement, shall be deemed or construed at any time to be an admission by any Releasee or any Releasor of any improper or unlawful conduct. The Holder also agrees that if she, he or it, or any other Releasor, violates this General Release Agreement by asserting any Released Claims against any Releasee, the Holder will pay all costs and expenses of defending against the suit incurred by such Releasee, including attorneys’ fees.

3. Representations and Warranties. The Holder hereby represents and warrants to the Company that:

(a) It has the full right, power, and authority to enter into this General Release Agreement, to grant the release contained herein and to perform its obligations hereunder.

(b) The execution of this General Release Agreement on behalf of the Holder, and the delivery of this General Release Agreement by the Holder, have been duly authorized by all necessary actions on the part of such Holder.

(c) This General Release Agreement has been executed and delivered by the Holder and (assuming due authorization, execution, and delivery by the Company) constitutes the legal, valid, and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(d) It (i) knows of no Claims against the Company relating to or arising out of the Assumed Warrants, the Original Debentures, the Original Warrants, the PIK Notes, the Original Securities Purchase Agreement and the PIK Note Purchase Agreement, or otherwise, that are not covered by the release contained in Section 2 and (ii) has neither assigned nor transferred any of the Released Claims to any person or entity and no person or entity has subrogated to or has any interest or rights in any Released Claims.

4. Miscellaneous.

(a) Necessary Acts. The Holder hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this General Release Agreement and the transactions contemplated hereby.

(b) Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this General Release Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the parties agrees that all controversies arising from or related to this General Release Agreement shall be initiated in a state or federal court located the City of New York, and, accordingly, irrevocably submit to the jurisdiction and venue of such courts and agrees that service in any such action or proceeding may be made in any manner authorized by such courts.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES AGREES TO WAIVE HIS OR ITS RESPECTIVE RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY MATTER ARISING FROM OR RELATED TO THIS GENREAL RELEASE AGREEMENT. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT HE OR IT HAS REVIEWED THIS WAIVER WITH HER, HIS OR ITS LEGAL COUNSEL AND THAT SHE, HE OR IT KNOWINGLY AND VOLUNTARILY WAIVES HER, HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(d) Severability. If any term or provision of this General Release Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) Approval of General Release Agreement; No Execution Required. By the Holder’s execution and delivery of a Letter of Transmittal and Consent, together with any other required documents in accordance with the terms of the Offer and Consent Solicitation, electing thereby to participate in the Offer and Consent Solicitation, the Holder shall be deemed to have authorized, approved and executed this General Release Agreement.

Exhibit A-6

REVISED CONTINGENT AMENDMENT AGREEMENT

This Revised Contingent Amendment Agreement (this “Agreement”), dated as of February __, 2022, is made by and among FOXO Technologies, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (the “Purchasers” and each a “Purchaser”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, reference is made to that certain Securities Purchase Agreement, dated as of January 25, 2021, by and among the Company and the purchasers identified on the signature pages thereto (as amended from time to time in accordance with its terms, the “Securities Purchase Agreement”), the Debentures, the Warrants and the Subsidiary Guarantee, each as amended from time to time in accordance with their respective terms, and the other Transaction Documents and any ancillary documents in connection therewith;

WHEREAS, pursuant to Section 5.5 of the Securities Purchase Agreement, no provision of the Transaction Documents may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers that purchased at least 50.01% in interest of the Debentures based on the initial Subscription Amounts thereunder, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required; any amendment effected in accordance with such Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company;

WHEREAS, the Company is contemplating a transaction by which the Company might merge, conduct a capital stock exchange, asset acquisition, stock purchase, reorganize or similarly combine with a special purpose acquisition company or similar entity of the Company or similar entity pursuant to which the securities of any of the Company or any successor entity to the Company come to be listed for trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) (each, a “National Exchange”) or exchanged for securities listed on a National Exchange (“SPAC Transaction”);

WHEREAS, the Purchasers that have purchased at least 50.01% in interest of the Debentures based on the initial Subscription Amounts thereunder have consented to this Agreement on the signature pages hereto for the purpose of amending, by execution of this Agreement, which supersedes any prior amendments, the Securities Purchase Agreement and all of the other Transaction Documents, as applicable (including, without limitation, all of the outstanding Debentures and Warrants); and

WHEREAS, the Company and the Purchasers desire to amend certain provisions of the Transaction Documents as further set forth herein in connection with the potential occurrence of a SPAC Transaction.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1. Amendments.

(a) Qualified Offering. The definitions of “Qualified Offering” and “Qualified Offering Price” set forth in Section 1.1 of the Securities Purchase Agreement and Section 1 of the Debentures are hereby amended and restated as follows:

“Qualified Offering” shall mean (i) an offering of Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock) for an aggregate price of at least $5,000,000 resulting in the listing for trading of the Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) (each, a “National Exchange” and such offering, an “IPO”) or (ii) any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination by a special purpose acquisition company (“SPAC”) or similar entity of the Company or any other transaction pursuant to which the securities of the Company or any successor entity to the Company come to be listed for trading on the National Exchange or exchanged for securities listed on a National Exchange (“SPAC Transaction”).

“Qualified Offering Price” shall mean (i) in the case of an IPO, the price per share at which the Qualified Offering is made or (ii) in the case of a SPAC Transaction, the per share merger consideration received by the Company in the Qualified Offering.

(b) Notice of Maturity. The following sentence is hereby inserted as the new second sentence of the second full textual paragraph (excluding the legend) of the Debentures:

The Company will, at least ten (10) calendar days prior to the Maturity Date, send written notice to the Holder reminding the Holder of the pending Maturity Date of this Debenture.

(c) Definitions.

(i)	Section 1 of the Debentures is hereby amended by amending the definition of “Permitted Indebtedness” by striking “and” in clause (f) thereof, and adding the below as a new clause (g), and by renumbering the old clause (g) as clause (h):

(g) an offering of 10% Original Issue Discount Convertible Debentures in aggregate principal amount not to exceed $30,800,000, which shall, among other things, (i) mature 12 months from their original issue date, subject to a 90 day extension resulting in a 130% increases in the then outstanding balance, (ii) accrue interest at the rate of 12% per annum, of which 12 months shall be guaranteed, (iii) permit the voluntary conversion of the outstanding balance at a conversion price equal to $5.00 per share (or $4.00 per share if mandatory conversion has not occurred within 360 days from the initial issue date or there is an event of default), (iv) cause the automatic conversion of the outstanding balance in connection with a Qualified Offering at a conversion price equal to 75% of the Qualified Offering Price, (v) permit the repayment of the outstanding balance at a 120% premium if repaid prior to the initial maturity date and a 130% premium if repaid during the extension period; provided, that such offering shall terminate on or prior to March 31, 2022; and

(ii)	Upon the SPAC Transaction Date, Section 1 of the Debentures is hereby amended by amending and restating the definition of “Prepayment Amount” as follows:

“Prepayment Amount” means the product of the (i) sum of (a) the outstanding principal amount of this Debenture (including any original issue discount), plus (b) accrued and unpaid interest hereon, plus (c) all other amounts, costs, fees, expenses and liquidated damages due in respect of this Debenture, multiplied by (ii) (x) 1.20, if the Company prepays this Debenture within 365 calendar days after the Original Issue Date, or (y) 1.30 if this Debenture is extended to the Extended Maturity Date, and the Company prepays this Debenture prior to the end of the Extended Maturity Date or (z) 1.45 if this Debenture is extended to the Final Maturity Date, and the Company prepays this Debenture prior to the end of the Final Maturity Date.

(iii)	Upon the SPAC Transaction Date, Section 1 of the Debentures is hereby amended by adding the following definitions of “Final Extension Amount,” “SPAC Transaction Amount” and “SPAC Transaction Date” in their respective proper alphabetical order:

“Final Extension Amount” means 145% of the sum of (a) the outstanding principal amount of this Debenture immediately prior to the expiration of the Extended Maturity Date (including, but not limited to the SPAC Transaction Amount), plus (b) accrued and unpaid interest thereon at the expiration of the Extended Maturity Date, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture at the expiration of the Extended Maturity Date.

“SPAC Transaction Amount” means 135% of the sum of (a) the outstanding principal amount of this Debenture as of the SPAC Transaction Date, plus (b) accrued and unpaid interest thereon, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture as of the SPAC Transaction Date.

“SPAC Transaction Date” means the date upon which definitive documentation relating to the SPAC Transaction shall have been executed.

(d) Prepayment Notice. Section 2(e) of the Debentures is hereby amended and restated as follows:

e) Prepayment. The Company shall have the option, upon at least ten (10) days’ prior notice to the Holder, to prepay this Debenture at any time after the Original Issue Date at an amount equal to the Prepayment Amount. For the avoidance of doubt, the delivery of any such prepayment notice shall not relieve the Company of its obligation to comply with any Notices of Conversion submitted in accordance with Section 4(a) hereof.

(e) Extension of Maturity Date. Upon the SPAC Transaction Date, Section 2(f) of the Debentures is hereby amended and restated as follows:

f) Extension of Maturity Date. In the event that any portion of this Debenture remains outstanding on the date that is twelve (12) calendar months following the Original Issue Date (the “Original Maturity Date”), then the Maturity Date shall be automatically extended, with no further action of the Holder or the Company, to the three (3) month anniversary of the Original Maturity Date (the “Extended Maturity Date”). In the event that any portion of this Debenture remains outstanding as of the Extended Maturity Date, then the Maturity Date shall be automatically extended, with no further action of the Holder or the Company, to the five (5) month anniversary of the Extended Maturity Date (the “Final Maturity Date”), provided that a registration statement relating to a Qualified Offering has been submitted to the Commission on or before the Extended Maturity Date, provided, further that the Company shall use commercially reasonable efforts to include the Warrant Shares and Common Stock issuable upon exercise of warrants issued in favor of the Placement Agent, or SPAC securities issuable in exchange for such Common Stock, in each case, as a result of the SPAC Transaction (collectively, the “Registrable Securities”), in such registration statement. In the event the Registrable Securities are not registered in such registration statement, then the Company shall use commercially reasonable efforts to cause the filing of a subsequent registration statement to register such Registrable Securities within forty five (45) days of the closing of the Qualified Offering. Immediately after the extension of the Extended Maturity Date to the Final Maturity Date, the outstanding amount due and payable on this Debenture shall be increased to an amount equal to the Final Extension Amount. For the avoidance of doubt, upon the SPAC Transaction Date, the Extension Amount shall not be applied to the outstanding balance of this Debenture and any prior increase to the outstanding balance by the Extension Amount shall be deemed null and void and the SPAC Transaction Amount shall be applied to the outstanding balance in accordance with Section 2(g) of this Debenture. By way of example, if immediately prior to the SPAC Transaction Date, the amount due and payable to the Holder on this Debenture is an aggregate of $1,000,000 (including the original issue discount, all accrued but unpaid Interest, and all other amounts, costs, fees expenses and liquidated damages due in respect of this Debenture, but excluding any adjustment for the Extension Amount), then, immediately following the SPAC Transaction Date, the amount due and payable shall be increased to $1,350,000. If immediately prior to the Extended Maturity Date, the amount due and payable to the Holder on this Debenture is an aggregate of $1,350,000 (including the original issue discount, all accrued but unpaid Interest, and all other amounts, costs, fees expenses and liquidated damages due in respect of this Debenture), which reflects the SPAC Transaction Amount, then, immediately following the extension to the Final Maturity Date, the amount due and payable shall be increased to $1,957,500. For the avoidance of doubt, in no event shall any increase in the amount due and payable on this Debenture pursuant to this Section 2(f) or Section 2(g) below result in an adjustment to the number of Warrant Shares issuable pursuant to the Holder’s Warrant.

(f) SPAC Transaction Amount. Upon the SPAC Transaction Date, Section 2 of the Debentures is hereby amended by adding thereto the following as a new clause (g):

g) SPAC Transaction Amount. Upon the occurrence of the SPAC Transaction Date, the amount owing in respect of this Debenture shall equal the SPAC Transaction Amount.

(g) Further Assurances. The Debentures are hereby amended by adding a new Section 5(h), which shall read as follows:

h) Further Assurances. Each party agrees to execute and deliver any further instruments or documents and to take all such further actions as the other party may reasonably request in order to consummate the transactions provided for herein, including but not limited to, any conversion of this Debenture pursuant to Section 4 hereof, and to accomplish the purposes of this Debenture.

(h) Negative Covenants. Section 7(a) of the Debentures is hereby amended and restated as follows:

a) other than Permitted Indebtedness, except with ten (10) calendar days’ prior written notice to the Holder in the manner set forth in Section 9(a) of this Debenture, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(i) Events of Default. Upon the SPAC Transaction Date, Section 8(a)(vii) of the Debentures is hereby amended and restated as follows:

vii. the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction), unless such Change of Control Transaction, Fundamental Transaction, or sale or disposition of assets result from or are otherwise in connection with a Qualified Offering;

(j) Exercise Price. Section 2(b) of the Warrant is hereby amended and restated as follows:

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be the lesser of (i) (A) the Original Issue Price under the Certificate of Incorporation, or (B) if a SPAC Transaction shall have occurred, $3.61; or (ii) in the event that a Qualified Offering is consummated prior to the exercise hereof, the Qualified Offering Price, subject to adjustment hereunder (the “Exercise Price”).

(k) Fundamental Transaction. Upon the SPAC Transaction Date, Section 3(e) of the Warrants is hereby amended by adding the phrase “other than a SPAC Transaction” in the fourth sentence after the words “in the event of a Fundamental Transaction” and the seventh sentence in Section 3(e) of the Warrants is hereby amended and restated as follows:

The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) (provided that so long as such written agreements relate to the SPAC Transaction, such agreements will be deemed approved) on or prior to the consummation of such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder.

(l) Mandatory Exercise. The paragraph following the definition of “VWAP” in Section 2(c) of the Warrant is hereby deleted in its entirety.

(m) Transaction Documents. To avoid any ambiguity of the foregoing, upon the SPAC Transaction Date, the Purchaser does hereby waive any and all defaults under the Transaction Documents related to the SPAC Transaction and the Mandatory Conversion is extended to the SPAC Transaction mutatis mutandis.

(n) Ratification. The Debentures and each other Transaction Document, as amended pursuant to this Agreement, are, and shall continue to be, in full force and effect in each and every respect and are hereby ratified, confirmed and approved in all respects.

(o) Conflicts. In the event of any conflict between this Agreement and the Transaction Documents, this Agreement shall control.

(p) Further Assurances. Each Purchaser agrees to execute and deliver such further instruments or documents and to take all such further actions as the Company may reasonably request in order to consummate the transactions contemplated by the amendments set forth herein; provided that any such instruments or documents shall not include any lock-up or similar agreements, other than those required pursuant to the Transaction Documents.

2. Representations, Warranties, and Covenants.

(a) Purchaser Representations, Warranties, and Covenants. Each Purchaser hereby represents, warrants, covenants and agrees, as applicable, to and with the Company that:

(i)	Authorization; Enforcement; Validity. Such Purchaser has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized by such Purchaser. This Agreement has been duly and validly authorized, executed, and delivered on behalf of such Purchaser and shall constitute the legal, valid, and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii)	No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any Amendment, indenture or instrument to which such Purchaser is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (i) and (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(iii)	Appraisal Rights. Each Purchaser hereby agrees to vote, if such Purchaser is a stockholder of the Company as of the record date for such vote, such Purchaser’s securities of the Company, as applicable, in favor of a SPAC Transaction at any meeting of stockholders called to vote on or approve a SPAC Transaction and/or to consent in writing to a SPAC Transaction, and each Purchaser agrees not to exercise or assert, if applicable, any appraisal rights, dissenter’s rights or similar rights (whether under the Delaware General Corporation Law or other applicable law) in connection with a SPAC Transaction (as defined herein), including any notice requirements, that such Purchaser may have with respect to the Securities (or any other securities of the Company that such Purchaser beneficially owns as of the date hereof or may beneficially own hereafter).

(b) Company Representations, Warranties, and Covenants. The Company hereby represents, warrants, agrees, and covenants, as applicable, to and with the Purchaser that:

(i)	Organization. The Company is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(ii)	Authorization; Enforcement; Validity. The Company has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized by the Company. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Company and shall constitute the legal, valid, and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iii)	No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any amendment, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3. Release of Subsidiary Guarantee. The Company and each Purchaser hereby acknowledge and agree that, effective upon the Mandatory Conversion of the Debentures in connection with a Qualified Offering (including a SPAC Transaction), the Subsidiary Guarantee shall automatically terminate, with no further force and effect and the Company shall take all such further actions as may be necessary to release each Guarantor from any and all obligations under the terms of the Subsidiary Guarantee including, to the extent applicable, terminating any UCC filings or taking any further actions as may be necessary to evidence termination of, and full release of the Guarantors from, all obligations under the Subsidiary Guarantee, effective simultaneously with a Mandatory Conversion in connection with a Qualified Offering (including a SPAC Transaction).

4. Fees of Counsel to Placement Agent. The Company agrees that a pre-condition to the effectiveness of this Agreement shall be the payment of $40,000.00 to the Placement Agent’s counsel Lucosky Brookman LLP in connection with legal services provided relating to this Agreement and prior discussions and document review related thereto.

5. Miscellaneous.

(a) Effectiveness. This Agreement shall become effective as of the date of this Agreement contemporaneously for the entirety of the Purchasers pursuant to Section 5.5 of the Securities Purchase Agreement, if and when the Purchasers that purchased at least 50.01% in interest of the Debentures based on the initial Subscription Amounts thereunder execute this Agreement pursuant to Section 5.5 of the Securities Purchase Agreement. On and after the effectiveness of this Agreement, each reference in the Transaction Documents to the Securities Purchase Agreement, the Debentures or the Warrants (including words of like import referring to the same) shall mean and be a reference to the Securities Purchase Agreement, the Debentures or the Warrants, as applicable, as amended hereby.

(b) Counterparts; Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(c) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants, and understandings, whether oral or written, related to the subject matter of this Agreement. The Purchasers make no covenants to Company, including, but not limited to, any commitments to provide any additional financing to Company, other than the covenants of the Purchasers to Company expressly set forth herein.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws thereof. The remaining provisions of Section 5.9 of the Securities Purchase Agreement are hereby incorporated into this Agreement mutatis mutandis.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Purchasers and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

FOXO TECHNOLOGIES, INC.

By:
Name:	Jon R. Sabes
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Purchasers and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

PURCHASER:

By:
Name:
Title:

Percentage of the aggregate principal amount of Debentures: _______________

Warrants to purchase __________ Warrant Shares